                           SCHEDULE 14A INFORMATION

       Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act
                        of 1934 [Amendment No. ______]


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[X]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              SAFETY-KLEEN CORP.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(i)(ii), 14a-6(i)(1), 14a-6(i)(2) or
     item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:


     (2) Aggregate number of securities to which transaction applies:


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

     (4) Proposed maximum aggregate value of transaction:


     (5) Total fee paid:


[_]  Fee previously paid with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:_______________________________________________
     (2) Form, Schedule or Registration Statement No.:_________________________
     (3) Filing Party:_________________________________________________________
     (4) Date Filed:___________________________________________________________

     On March 5, 1998, Safety-Kleen Corp. issued the following press release:


                SAFETY-KLEEN COMMENTS ON PHILIP SERVICES CORP.
                     ANNOUNCEMENT ON FINANCING COMMITMENT

     ELGIN, Ill. - March 5, 1998 - Safety-Kleen Corp. (NYSE:SK) today said it believes that concerns about the financing for SK Parent Corp.'s $27 per share all-cash merger agreement with Safety-Kleen are effectively addressed by Philip Services Corp.'s announcement and the announcement by SK Parent Corp. After giving consideration to Philip's release of its year-end results and copper inventory discrepancy, Philip's lender confirmed that nothing has come to its attention to date that would cause it not to advance funds.

     On February 20, Philip announced that it had obtained a financing commitment from CIBC Capital Partners, a division of Canadian Imperial Bank of Commerce ("CIBC") to underwrite a $210 million secured subordinated debt facility. The purpose of the facility is to finance Philip's $200 million equity contribution to SK Parent Corp. and to pay certain related fees and expenses in connection with the merger agreement.

     Donald W. Brinckman, Safety-Kleen Chairman of the Board and Chief Executive Officer, said, "Philip's announcement today, coupled with that of SK Parent Corp. should alleviate concerns about the financing for SK Parent's $27 per share all-cash offer. Philip has addressed its difficulties and what matters for the SK Parent transaction is Philip's confirmation that it is in compliance with the terms of its financing arrangements and the statement of CIBC.

     "Subject to receiving votes for the $27 per share all-cash merger agreement from holders of two-thirds of Safety-Kleen shares at the shareholders meeting on March 9, we expect that we can conclude this transaction and that shareholders will receive their money promptly after the vote is certified."

     Brinckman further noted that according to information disclosed by Laidlaw Environmental, the number of shares tendered to Laidlaw Environmental as of March 4 had declined by approximately 13 million shares since February 13, evidencing that Laidlaw no longer has tenders from a majority of Safety-Kleen shareholders, and that tenders to Laidlaw have, in fact, dropped to approximately 31.4 percent. The closing of Laidlaw Environmental's tender offer is subject to a condition that two-thirds of Safety-Kleen's shares be tendered. Tendering shareholders can also vote in favor of the SK Parent merger.

     Safety-Kleen is an environmental and industrial service company dedicated to helping nearly 400,000 industrial and automotive customers recycle and process their waste streams.

                                      ###

On March 5, 1998, SK Parent Corp. issued the following press release:


SK Parent Corp. Confirms Financing for Philip Services'
Contribution in Place to Complete Safety-Kleen Acquisition

NEW YORK--(BUSINESS WIRE)--March 5, 1998--SK Parent Corp., a company owned equally by Philip Services Corp. (NYSE: PHV), affiliates of Apollo Management, L.P. and affiliates of The Blackstone Group, today confirmed that CIBC Capital Partners, a division of the Canadian Imperial Bank of Commerce [NYSE:BCM], had reaffirmed its commitment to finance Philip's $200 million equity contribution to SK Parent. SK Parent has offered to acquire all shares of Safety-Kleen Corp. (NYSE:SK) for $27 per share in cash.

Philip, Apollo and Blackstone have each committed to contribute $200 million in cash to SK Parent as equity. Apollo and Blackstone's respective $200 million equity commitments are also in place. To finance the remaining portion of the offer, SK Parent will borrow under a $1.5 billion credit facility that is fully underwritten by The Chase Manhattan Bank and Canadian Imperial Bank of Commerce. That facility has been fully syndicated.

On February 9, 1998, Safety-Kleen's Board of Directors reaffirmed its recommendation that Safety-Kleen shareholders vote in favor of the SK Parent merger. A special meeting of Safety-Kleen shareholders to vote on the merger agreement with SK Parent is scheduled for March 9, 1998. SK Parent intends to consummate the merger as soon as practicable after the certification of a favorable vote of Safety-Kleen shareholders.

Philip Services is a fully integrated resource recovery and industrial services company, with operations throughout the United States, Canada and the United Kingdom. Philip provides steel, copper and aluminum processing and recovery services, together with diversified industrial out-sourcing services, to all major industry sectors.

Apollo Management is a private merchant banking firm with in excess of $5 billion of assets under management that specializes in private equity and debt transactions. The Blackstone Group is a private investment bank, affiliates of which sponsor corporate private equity and real estate funds with aggregate commitments of $5 billion.

     The following are definitive additional materials of Safety-Kleen Corp. dated March 5, 1998:


Jane A. Sample
Churchill Communications Corp.
Sample Mailgram
123 Main Street
Anywhere, NY 12345-1234


March 5, 1998

Dear Safety-Kleen Shareholder:

                             YOUR VOTE IS CRITICAL

     The meeting of Safety-Kleen shareholders to approve SK Parent Corp.'s $27 per share all-cash merger is only THREE DAYS AWAY, and your vote FOR the merger is needed.

     You must act NOW to obtain the $27 per share value for your Safety-Kleen shares. Your vote FOR the SK Parent Corp. merger is a vote for a transaction that locks in your money without any of the stock ownership risks associated with the alternative part-stock/part-cash offer.

     Remember: On August 7, the day before your Board of Directors initiated its process to maximize shareholder value, Safety-Kleen shares closed at $17.81. SK Parent's $27 per share all-cash merger offer represents a 52 PERCENT INCREASE IN VALUE since then.

     For you to receive $27 in cash for your Safety-Kleen shares, we need holders of two thirds of Safety-Kleen shares to vote FOR the SK Parent Corp. merger. We expect that subject to receiving that vote, we will conclude this transaction and shareholders will receive their money promptly after the vote is certified.


       TOLL-FREE PROXYGRAM OPERATORS WHO ARE INDEPENDENT OF THE COMPANY
                        ARE AVAILABLE TO ASSIST YOU NOW

                                 INSTRUCTIONS

1. Call toll-free 1-800-437-7699 between 8:00 a.m. and 12:00 midnight eastern time.

2. Tell the operator that you wish to send a collect ProxyGram to ID No. 8042, Safety-Kleen Corp.

3.  State your name, address and telephone number.

4. State the bank or broker at which your shares are held and your control number as shown below:

                 Name:             <NA.1>
                 Broker:           <Broker>
                 Control number:   <ControlNum>
                 Number of shares: <NumShares>


           The Board of Directors recommends a vote FOR proposal 1.

1. Approve the Agreement and Plan of Merger dated as of November 20, 1997, which provides for the merger of SK Acquisition Corp., a wholly-owned subsidiary of SK Parent Corp., with and into Safety-Kleen.

    (  ) FOR                 (  ) AGAINST                 (  ) ABSTAIN